Exhibit 99.1

QUARTERLY FINANCIAL SUPPLEMENT
The Maxwell // Chicago, IL
FOR THE QUARTER ENDED SEPTEMBER 30, 2016
ddr

DDR Corp.

Table of Contents

Section	Page

Earnings Release & Financial Statements
Press Release	1 - 10

Asset Summary
Portfolio Summary	11
Same Store Metrics	12
Leasing Summary	13
Top 50 Tenants	14
Top 50 Assets by ABR at DDR Share	15
Unconsolidated Joint Ventures	16

Investments
Transactions	17
Developments/Redevelopments	18

Balance Sheet Summary
Capital Structure	19
Debt/EBITDA	20
Debt Summary	21
Consolidated Debt Detail	22 - 23
Unconsolidated Debt Detail	24 - 25

Analyst Information and Reporting Policies
Analyst Coverage	26
Notable Accounting and Supplemental Policies	27 - 28
Non-GAAP Measures	29 - 33

Property list available online at http://www.ddr.com

DDR considers portions of this information to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company’s expectations for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause our results to differ materially from those indicated by such forward-looking statements, including among other factors, local conditions such as supply of space or a reduction in demand for real estate in the area; competition from other available space; dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant; redevelopment and construction activities may not achieve a desired return on investment; our ability to buy or sell assets on commercially reasonable terms; our ability to complete acquisitions or dispositions of assets under contract; our ability to secure equity or debt financing on commercially acceptable terms or at all; our ability to enter into definitive agreements with regard to our financing and joint venture arrangements or our failure to satisfy conditions to the completion of these arrangements; the success of our capital recycling strategy; any impact on strategy or results from the transition in leadership; and the finalization of the financial statements for the period ended September 30, 2016. For additional factors that could cause the results of the Company to differ materially from these indicated in the forward-looking statements, please refer to the Company’s Form 10-K for the year ended December 31, 2015. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

Exhibit 99.1

For immediate release:

Media Contact:	Investor Contact:
Brandon Glenn	Matt Lougee
bglenn@ddr.com	mlougee@ddr.com
216.755.5500	216.755.5500

DDR REPORTS THIRD QUARTER 2016 OPERATING RESULTS

BEACHWOOD, OHIO, October 26, 2016 – DDR Corp. (NYSE: DDR) today announced operating results for the third quarter ended September 30, 2016.

Financial Highlights

•	Third quarter net loss attributable to common shareholders was $66.0 million, or $0.18 per diluted share, compared to net income of $54.0 million, or $0.15 per diluted share, for the prior-year comparable period.

•	Third quarter operating funds from operations attributable to common shareholders (“Operating FFO”) increased $7.1 million, or 6.3%, to $120.6 million or $0.33 per diluted share, compared to $113.5 million, or $0.31 per diluted share, for the prior-year comparable period.

Significant Quarterly Activity

•	Generated same store net operating income growth of 3.4% on a pro rata basis

•	Executed 310 new leases and renewals for 2.9 million square feet

•	Generated new leasing spreads of 21.1% and renewal leasing spreads of 8.0%, both on a pro rata basis

•	The portfolio leased rate was 95.4% at September 30, 2016, compared to 96.0% at December 31, 2015, on a pro rata basis

•	Increased the annualized base rent per occupied square foot by 5.6% on a pro rata basis to $15.36 at September 30, 2016, from $14.54 at September 30, 2015

•	Sold seven operating assets for $61 million during the quarter, totaling $55 million at DDR’s share

•	Sold an additional 17 properties for $402 million in October at DDR’s share

“I am pleased to report that we continue to show strong operating and transactional performance as well as remain firmly on track toward our goal of significantly reduced leverage. Fundamentals are sound, and I am proud of our team’s execution this quarter as we make great strides toward our corporate and portfolio objectives,” commented Thomas F. August, President and Chief Executive Officer.

2016 Guidance

The Company is revising its 2016 Operating FFO and NAREIT defined FFO guidance estimate to a range of $1.26 to $1.28 per diluted share from a range of $1.23 to $1.26 per diluted share primarily driven by the impact of disposition timing. The Company is also revising its full year disposition guidance estimate to a range of $700 million to $900 million at DDR’s pro rata share from $600 million to $800 million at DDR’s share.

About DDR Corp.

DDR is an owner and manager of 327 value-oriented shopping centers representing 107 million square feet in 36 states and Puerto Rico. The Company’s assets are concentrated in high barrier-to-entry markets with stable population and high growth potential and its portfolio is actively managed to create long-term shareholder value. DDR is a self-administered and self-managed REIT operating as a fully integrated real estate company, and is publicly traded on the New York Stock Exchange under the ticker symbol DDR. Additional information about the Company is available at www.ddr.com.

Conference Call and Supplemental Information

The Company will hold its quarterly conference call tomorrow, October 27, 2016, at 10:00 a.m. Eastern Time. To participate, please dial 877-249-1119 (domestic) or 412-542-4143 (international) at least ten minutes prior to the scheduled start of the call. The conference call webcast will be recorded and available for replay through the Investors portion of DDR’s website, http://ir.ddr.com/events-and-presentations.cfm. A copy of the Company’s Supplemental package is available on the Company’s website at www.ddr.com.

Non-GAAP Disclosures

FFO is a supplemental non-GAAP financial measure used as a standard in the real estate industry and a widely accepted measure of real estate investment trust (“REIT”) performance. Management believes that both FFO and Operating FFO provide additional indicators of the financial performance of a REIT. The Company also believes that FFO and Operating FFO more appropriately measure the core operations of the Company and provide benchmarks to its peer group.

FFO is generally defined and calculated by the Company as net income (loss), adjusted to exclude: (i) preferred share dividends, (ii) gains and losses from disposition of depreciable real estate property and related investments, which are presented net of taxes, (iii) impairment charges on depreciable real estate property and related investments and (iv) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles, equity income (loss) from joint ventures and equity income (loss) from non-controlling interests and adding the Company’s proportionate share of FFO from its unconsolidated joint ventures and non-controlling interests, determined on a consistent basis. The Company’s calculation of FFO is consistent with the NAREIT definition. The Company calculates Operating FFO by excluding certain non-operating charges and gains. Operating FFO is useful to investors as the Company removes non-comparable charges and gains to analyze the results of its operations and assess performance of the core operating real estate portfolio. Other real estate companies may calculate FFO and Operating FFO in a different manner.

The Company also uses net operating income (“NOI”), a non-GAAP financial measure, as a supplemental performance measure. NOI is calculated as property revenues less property-related expenses. The Company believes NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level and when compared across periods, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis.

The Company presents NOI information herein on a same store basis or “SSNOI.” The Company defines SSNOI as property revenues less property-related expenses, which exclude straight-line rental income and expenses, lease termination income, management fee expense, fair market value of leases, expense recovery adjustments and provisions for uncollectible amounts and/or recoveries thereof. SSNOI also excludes activity associated with development and major redevelopment and includes assets owned in comparable periods (15 months for quarter comparisons). The SSNOI calculation for the three-month period ended September 30, 2016, also excludes a portfolio of 16 assets sold on October 7, 2016, given the significance of the sale and transaction closing proximity to the quarter end. SSNOI excludes all non-property and corporate level revenue and expenses. Other real estate companies may calculate NOI and SSNOI in a different manner. The Company believes SSNOI provides investors with additional information regarding the operating performances of comparable assets because it excludes certain non-cash and non-comparable items as noted above.

FFO, Operating FFO, NOI and SSNOI do not represent cash generated from operating activities in accordance with GAAP, are not necessarily indicative of cash available to fund cash needs and should not be considered as alternatives to net income computed in accordance with GAAP as indicators of the Company’s operating performance or as alternatives to cash flow as a measure of liquidity.

Reconciliations of these non-GAAP measures to their most directly comparable GAAP measures are included in this release and the accompanying financial supplement.

Safe Harbor

DDR Corp. considers portions of the information in this press release to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, with respect to the Company’s expectation for future periods. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. For this purpose, any statements contained herein that are not historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause our results to differ materially from those indicated by such forward-looking statements, including, among other factors, local conditions such as supply of space or a reduction in demand for real estate in the area; competition from other available space; dependence on rental income from real property; the loss of, significant downsizing of or bankruptcy of a major tenant; redevelopment and construction activities may not achieve a desired return on investment; our ability to buy or sell assets on commercially reasonable terms; our ability to complete acquisitions or dispositions of assets under contract; our ability to secure equity or debt financing on commercially acceptable terms or at all; our ability to enter into definitive agreements with regard to our financing and joint venture arrangements or our failure to satisfy conditions to the completion of these arrangements; the success of our capital recycling strategy; any impact on strategy or results from the transition in leadership; and the finalization of the financial statements for the period ended September 30, 2016. For additional factors that could cause the results of the Company to differ materially from those indicated in the forward-looking statements, please refer to the Company’s Form 10-K for the year ended December 31, 2015. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.

DDR Corp.

Income Statement: Consolidated Interests

$ in thousands, except per share
	3Q16	3Q15	9M16	9M15
Revenues:
Minimum rents (1)	$177,844	$180,523	$533,275	$540,583
Percentage rent	1,193	835	4,783	3,592
Recoveries	59,743	61,915	182,718	188,016
Other property revenues (2)	6,458	5,614	16,563	16,379

	245,238	248,887	737,339	748,570

Expenses (3):
Operating and maintenance	31,269	35,963	102,365	110,718
Real estate taxes	36,900	37,385	110,710	112,811

	68,169	73,348	213,075	223,529

Net operating income	177,069	175,539	524,264	525,041

Other income (expense):
Fee income	8,562	8,248	28,205	24,713
Interest income	9,304	7,331	27,800	21,703
Interest expense (4)	(53,940)	(58,217)	(165,849)	(182,524)
Depreciation and amortization	(95,451)	(97,155)	(290,051)	(299,470)
General and administrative (5)	(18,785)	(17,596)	(55,160)	(55,462)
Other income (expense), net (6)	(384)	(240)	3,470	(1,300)
Impairment charges (7)	(104,877)	0	(104,877)	(279,021)

(Loss) income before earnings from JVs and other	(78,502)	17,910	(32,198)	(246,320)

Equity in net (loss) income of JVs	(1,457)	648	14,081	2,351
(Loss) gain on sale and change in control	(1,087)	0	(1,087)	7,772
Tax expense	(398)	(528)	(1,101)	(6,001)
Gain on disposition of real estate, net	21,368	41,793	47,470	78,154

Net (loss) income	(60,076)	59,823	27,165	(164,044)
Non-controlling interests	(284)	(268)	(894)	(1,590)

Net (loss) income DDR	(60,360)	59,555	26,271	(165,634)
Preferred dividends	(5,594)	(5,594)	(16,781)	(16,781)

Net (loss) income Common Shareholders	(65,954)	53,961	9,490	(182,415)
Depreciation and amortization of real estate	93,334	95,159	283,814	293,265
Equity in net loss (income) of JVs	1,457	(648)	(14,081)	(2,351)
JVs’ FFO	6,581	6,595	19,157	21,114
Non-controlling interests	76	69	227	566
Impairment of depreciable real estate	104,877	0	104,877	179,748
Gain on disposition of depreciable real estate, net	(20,234)	(41,734)	(48,484)	(78,282)

FFO Common Shareholders	120,137	113,402	355,000	231,645
Non-operating items, net (8)	499	136	2,306	100,423

Operating FFO	$120,636	$113,538	$357,306	$332,068
FFO per share – Diluted (9)	$0.33	$0.31	$0.97	$0.64
Operating FFO per share – Diluted (9)	$0.33	$0.31	$0.98	$0.91

DDR Corp.

Balance Sheet: Consolidated Interests

$ in thousands	At Period End
	3Q16	4Q15
Assets:
Land	$2,122,070	$2,184,145
Buildings	6,890,141	6,965,632
Fixtures and tenant improvements	773,664	743,037

	9,785,875	9,892,814
Depreciation	(2,174,268)	(2,062,899)

	7,611,607	7,829,915
Construction in progress and land	125,557	235,385

Real estate, net	7,737,164	8,065,300

Investments in JVs	58,318	72,576
Receivable – preferred equity interest	402,291	395,156
Cash	20,658	22,416
Restricted cash	12,696	10,104
Notes receivable, net	44,823	42,534
Receivables, net	127,249	129,089
Other assets, net (10)	317,817	359,913

Total Assets	8,721,016	9,097,088

Liabilities and Equity:
Revolving credit facilities	310,000	210,000
Unsecured debt	2,912,247	3,149,188
Unsecured term loan	398,284	397,934
Secured debt	1,345,848	1,382,415

	4,966,379	5,139,537
Dividends payable	75,158	68,604
Other liabilities (11)	398,829	425,478

Total Liabilities	5,440,366	5,633,619

Preferred shares	350,000	350,000
Common shares	36,594	36,529
Paid-in capital	5,480,292	5,466,511
Distributions in excess of net income	(2,590,837)	(2,391,793)
Deferred compensation	15,332	15,537
Other comprehensive income	(4,484)	(6,283)
Common shares in treasury at cost	(14,826)	(15,316)
Non-controlling interests	8,579	8,284

Total Equity	3,280,650	3,463,469

Total Liabilities and Equity	$8,721,016	$9,097,088

DDR Corp.

Income Statement: Unconsolidated Interests at 100%

$ in thousands
	3Q16	3Q15	9M16	9M15
Revenues:
Minimum rents	$96,856	$95,218	$290,391	$297,392
Percentage rent	503	383	1,407	1,325
Recoveries	28,875	28,772	89,156	90,234
Other property revenues	1,442	2,325	3,522	8,413

	127,676	126,698	384,476	397,364
Expenses:
Operating and maintenance	17,337	18,320	54,980	57,635
Real estate taxes	18,210	17,118	55,196	52,859

	35,547	35,438	110,176	110,494

Net operating income	92,129	91,260	274,300	286,870

Other income (expense):
Interest expense	(33,567)	(33,202)	(100,208)	(107,698)
Depreciation and amortization	(47,955)	(49,949)	(146,011)	(158,168)
Impairment charges	(13,598)	0	(13,598)	(448)
Preferred share expense	(8,438)	(6,518)	(25,007)	(19,248)
Other (expense) income, net	(5,829)	(6,309)	(17,959)	(18,503)

	(17,258)	(4,718)	(28,483)	(17,195)
Gain (loss) on disposition of real estate, net	658	(2,626)	54,255	(4,197)

Net (loss) income attributable to unconsolidated JVs	(16,600)	(7,344)	25,772	(21,392)
Depreciation and amortization	47,955	49,949	146,011	158,168
Impairment of depreciable real estate	13,598	0	13,598	448
(Gain) loss on disposition of depreciable real estate, net	(658)	2,626	(54,255)	4,197

FFO	44,295	45,231	131,126	141,421
FFO at DDR’s ownership interests	6,581	6,595	19,157	21,114
Operating FFO at DDR’s ownership interests (8)	$6,587	$6,639	$19,183	$21,162

DDR Corp.

Balance Sheet: Unconsolidated Interests at 100%

$ in thousands
	At Period End
	3Q16	4Q15
Assets:
Land	$1,296,413	$1,343,889
Buildings	3,398,184	3,551,227
Improvements	198,657	191,581

	4,893,254	5,086,697
Depreciation	(854,821)	(817,235)

	4,038,433	4,269,462
Land held for development and construction in progress	51,967	52,390

Real estate, net	4,090,400	4,321,852
Cash and restricted cash	76,447	58,916
Receivables, net	50,461	52,768
Other assets, net	268,726	318,546

Total Assets	4,486,034	4,752,082

Liabilities and Equity:
Mortgage debt	3,095,354	3,177,603
Notes and accrued interest payable to DDR	2,481	1,556
Other liabilities	216,229	219,799

Total Liabilities	3,314,064	3,398,958

Redeemable preferred equity	402,291	395,156
Accumulated equity	769,679	957,968

Total Liabilities and Equity	$4,486,034	$4,752,082

DDR Corp.

Financial Statements: Footnotes

$ in millions, except per share
		3Q16	3Q15	9M16	9M15

(1)	Minimum rents:
	Straight-line rent, net	$1.1	$1.6	$3.7	$3.8
	Below-market rent, net	2.2	1.0	3.6	2.2
	Ground lease revenue	10.3	9.5	30.6	27.9

(2)	Other property revenues:
	Lease termination fees	1.7	0.7	3.2	2.3

(3)	Operating expenses:
	Recoverable expenses	(62.8)	(66.9)	(194.0)	(204.1)
	Non-recoverable expenses	(5.4)	(6.4)	(19.1)	(19.4)
	Straight-line ground rent expense	(0.1)	(0.1)	(0.3)	(0.4)
	Expensed costs of suspended developments	(0.1)	(0.1)	(0.3)	(0.4)

(4)	Non-cash interest expense:
	Debt fair value amortization	1.6	3.0	4.7	12.7
	Loan cost amortization	(2.1)	(2.4)	(6.3)	(7.3)
	Interest expense (capitalized)	0.7	1.9	2.6	5.1

(5)	General and administrative expenses:
	Executive separation charges	(0.0)	(0.0)	(0.0)	(2.3)
	Stock compensation expenses	(1.4)	(1.5)	(4.7)	(5.2)
	Internal leasing expenses	(2.0)	(1.8)	(6.1)	(5.5)
	Construction administrative costs (capitalized)	1.8	2.3	5.7	7.0

(6)	Other income (expense):
	Other income (primarily insurance recovery in 2016), net	0.0	(0.2)	3.9	(0.4)
	Debt extinguishment, net	(0.4)	(0.0)	(0.4)	(0.9)

(7)	Impairment charges:
	Assets marketed for sale	(104.9)	(0.0)	(104.9)	(179.7)
	Land previously held for development	(0.0)	(0.0)	(0.0)	(99.3)

(8)	Non-operating items excluded from Operating FFO:
	Impairment charges – non-depreciable assets	0.0	0.0	0.0	99.3
	Executive separation charges	0.0	0.0	0.0	2.3
	Transaction, debt extinguishment, litigation, other, net	0.5	0.1	0.5	1.6
	Gain on sale and change in control of interests, net	0.0	0.0	0.0	(7.8)
	Tax expense (primarily Puerto Rico restructuring), net	0.0	0.0	(0.3)	4.4
	Loss on disposition of non-depreciable real estate, net	0.0	0.0	2.1	0.6

		0.5	0.1	2.3	100.4

DDR Corp.

Financial Statements: Footnotes

$ in millions, except per share
		3Q16	3Q15	9M16	9M15

(9)	Outstanding per share information:
	Common shares (at quarter end)	365.9	362.1	365.9	362.1
	OP units (at quarter end)	0.4	0.4	0.4	0.4

	Total shares and units (at quarter end)	366.3	362.5	366.3	362.5
	Weighted average shares and units – Basic – EPS	365.5	361.1	365.1	360.3
	Assumed conversion of dilutive securities	0.0	2.5	0.3	0.0

	Weighted average shares and units – Diluted – EPS	365.5	363.6	365.4	360.3
	Weighted average shares and units – Basic – FFO & OFFO	366.2	362.5	365.9	362.4
	Assumed conversion of dilutive securities	0.3	0.4	0.3	0.5

	Weighted average shares and units – Diluted – FFO & OFFO	366.5	362.9	366.2	362.9
	Earnings per common share – Basic & Diluted	$(0.18)	$0.15	$0.02	$(0.51)
	FFO per share – Basic & Diluted	$0.33	$0.31	$0.97	$0.64
	Operating FFO per share – Diluted	$0.33	$0.31	$0.98	$0.91
	Common stock dividends declared, per share	$0.19	$0.1725	$0.57	$0.5175

(10)	Intangible assets, net (at quarter and year end)			265.6	311.0

(11)	Below-market leases, net (at quarter and year end)			151.7	155.3

Additional financial information:

	Capital expenditures (DDR share):
	Retenanting	$8.8	$13.4	$25.0	$36.1
	Maintenance – reimbursable and non reimbursable	7.9	7.4	14.9	13.3
	Maintenance PSF of owned GLA – non reimbursable			0.10	0.09

	Miscellaneous (DDR share):
	Est. value of land owned adjacent to existing centers			$24
	Cost basis of headquarters (non-income producing)			40

Guidance Reconciliation:

	2016E	2016E (Per Share – Diluted)
Net income Common Shareholders	$19 - $24	$0.05 - $0.06
Depreciation and amortization of real estate	372 - 375	1.01 - 1.02
Equity in net income of JVs	(14) - (16)	(0.04)
JVs’ FFO	25 - 27	0.07
Impairment of depreciable real estate	105	0.29
Gain on disposition of real estate, net	(48)	(0.13)
Loss on disposition of non-depreciable real estate, net	2	0.01

Operating FFO	$461 - $469	$1.26 - $1.28

DDR Corp.

Reconciliation of Net Income Attributable to DDR to Same Store NOI (1)

$ in millions
			At DDR Share
	3Q16	3Q15	3Q16	3Q15
GAAP Reconciliation:
Net income attributable to DDR	($60.4)	$59.6	($60.4)	$59.6
Fee income	(8.6)	(8.3)	(8.6)	(8.3)
Interest income	(9.3)	(7.3)	(9.3)	(7.3)
Interest expense	53.9	58.2	53.9	58.2
Depreciation and amortization	95.5	97.2	95.5	97.2
General and administrative	18.8	17.6	18.8	17.6
Other expense	0.4	0.2	0.4	0.2
Impairment charges	104.9	0.0	104.9	0.0
Equity in net income of joint ventures	1.4	(0.7)	1.4	(0.7)
Loss on sale and change in control	1.1	0.0	1.1	0.0
Tax expense	0.4	0.5	0.4	0.5
Gain on disposition of real estate	(21.3)	(41.8)	(21.3)	(41.8)
Income from non-controlling interests	0.3	0.3	0.3	0.3

Consolidated NOI	177.1	175.5	177.1	175.5
DDR’s consolidated JV	0.0	0.0	(0.4)	(0.4)

Consolidated NOI, net of non-controlling interests	177.1	175.5	176.7	175.1

Net income from unconsolidated joint ventures	(16.6)	(7.3)	(1.8)	0.3
Interest expense	33.6	33.2	5.3	5.5
Depreciation and amortization	48.0	49.9	5.6	6.2
Impairment charges	13.6	0.0	2.7	0.0
Preferred share expense	8.4	6.5	0.4	0.3
Other expense, net	5.8	6.4	1.0	1.1
(Gain) loss on disposition of real estate, net	(0.7)	2.6	0.0	0.1

Unconsolidated NOI	92.1	91.3	13.2	13.5

Total Consolidated + Unconsolidated NOI	269.2	266.8	189.9	188.6
Less: Non-Same Store NOI adjustments	29.9	35.2	24.6	28.8

Total SSNOI	$239.3	$231.6	$165.3	$159.8
SSNOI % Increase	3.3%		3.4%

(1)	Excludes major redevelopment activity; see Investments section for additional detail. See calculation definition in the Non-GAAP Measures section.

DDR Corp.

Portfolio Summary

$, GLA in millions, except PSF
	Wholly Owned Portfolio At 100%	JV Portfolio DDR Share	Total Portfolio DDR Share	Total Portfolio At 100%
Portfolio Metrics
Operating Centers	171	156	327	327
Owned GLA	42.8	4.0	46.8	70.1
Ground Lease GLA	4.4	0.3	4.7	6.5
Additional Unowned	—	—	—	30.6
Base Rent PSF	$15.44	$14.56	$15.36	$14.92
Leased Rate	95.4%	94.9%	95.4%	95.1%
Commenced Rate	94.0%	93.7%	93.9%	93.8%
Leased Rate <10,000 SF	90.1%	88.0%	89.9%	89.1%
% of Total SF <10,000 SF	23.0%	27.0%	23.3%	23.8%
Leased Rate >10,000 SF	97.0%	97.5%	97.0%	97.0%
% of Total SF >10,000 SF	77.0%	73.0%	76.7%	76.2%
% of NOI (Pro Rata)	92.4%	7.6%	100.0%	100.0%
Same Store NOI	3.3%	4.2%	3.4%	3.3%

Lease Expiration Schedule (at 100%)
	Greater than 10,000 SF				Less than 10,000 SF
Year	Leases	ABR	Rent PSF	% of ABR	Leases	ABR	Rent PSF	% of ABR
2016	10	$2.3	$13.44	0.2%	158	$8.9	$24.08	0.9%
2017	130	47.2	10.63	4.9%	774	47.4	24.08	4.9%
2018	211	73.3	11.64	7.6%	887	63.2	24.68	6.6%
2019	200	80.3	12.07	8.4%	705	46.7	24.50	4.9%
2020	178	69.0	12.15	7.2%	661	43.3	24.62	4.5%
2021	250	99.3	11.25	10.3%	650	46.4	24.78	4.8%
2022	182	66.6	11.54	6.9%	290	24.4	24.88	2.5%
2023	110	40.5	11.38	4.2%	177	16.6	24.88	1.7%
2024	97	34.7	12.26	3.6%	201	19.4	24.70	2.0%
2025	70	24.6	13.88	2.6%	164	15.1	25.15	1.6%

2016-2025	1,438	$537.8	$11.69	56.1%	4,667	$331.4	$24.60	34.5%
Total Rent Roll	1,568	$605.6	$11.97	63.1%	4,968	$353.9	$24.72	36.9%

DDR Corp.

Same Store Metrics

$ in millions
	Same Store at 100% (1)			Same Store at DDR Share (1)
	3Q16	3Q15	Change	3Q16	3Q15	Change

Leased Rate	95.3%	95.8%	-0.5%	95.5%	96.4%	-0.9%

Revenues:
Base Rents	$242.9	$237.0	2.5%	$166.0	$162.2	2.4%
Recoveries	80.8	79.9	1.1%	57.4	56.9	0.9%
Other	4.9	4.5	8.9%	4.0	3.6	9.1%

	328.6	321.4	2.2%	227.4	222.7	2.1%
Expenses:
Operating	(41.1)	(43.9)	-6.5%	(28.0)	(30.5)	-8.0%
Real Estate Taxes	(48.2)	(45.9)	5.1%	(34.1)	(32.4)	5.3%

	(89.3)	(89.8)	-0.6%	(62.1)	(62.9)	-1.1%

Same Store NOI	$239.3	$231.6	3.3%	$165.3	$159.8	3.4%
Non-Same Store NOI	29.9	35.2		24.6	28.8

	$269.2	$266.8		$189.9	$188.6

GAAP Reconciliation:
Net income attributable to DDR	($60.4)	$59.6		($60.4)	$59.6
Fee income	(8.6)	(8.3)		(8.6)	(8.3)
Interest income	(9.3)	(7.3)		(9.3)	(7.3)
Interest expense	53.9	58.2		53.9	58.2
Depreciation and amortization	95.5	97.2		95.5	97.2
General and administrative	18.8	17.6		18.8	17.6
Other expense	0.4	0.2		0.4	0.2
Impairment charges	104.9	0.0		104.9	0.0
Equity in net income of joint ventures	1.4	(0.7)		1.4	(0.7)
Loss on sale and change in control	1.1	0.0		1.1	0.0
Tax expense	0.4	0.5		0.4	0.5
Gain on disposition of real estate	(21.3)	(41.8)		(21.3)	(41.8)
Income from non-controlling interests	0.3	0.3		0.3	0.3

Consolidated NOI	177.1	175.5		177.1	175.5
DDR’s consolidated JV	0.0	0.0		(0.4)	(0.4)

Consolidated NOI, net of non-controlling interests	177.1	175.5		176.7	175.1

Net income from unconsolidated joint ventures	(16.6)	(7.3)		(1.8)	0.3
Interest expense	33.6	33.2		5.3	5.5
Depreciation and amortization	48.0	49.9		5.6	6.2
Impairment charges	13.6	0.0		2.7	0.0
Preferred share expense	8.4	6.5		0.4	0.3
Other expense, net	5.8	6.4		1.0	1.1
(Gain) loss on disposition of real estate, net	(0.7)	2.6		0.0	0.1

Unconsolidated NOI	92.1	91.3		13.2	13.5

Total Consolidated + Unconsolidated NOI	269.2	266.8		189.9	188.6

(1)	Excludes major redevelopment activity; see Investments section for additional detail. See calculation definition in the Non-GAAP Measures section.

DDR Corp.

Leasing Summary

Leases and GLA at 100%

All other figures at DDR share

Leasing Activity

			New		Wtd Avg	Comparable Pool
	# of Leases	GLA (000)	Rent PSF	Rent Spread	Term (Years)	# of Leases	GLA (000)
New Leases
1Q16	115	541	$19.53	19.5%	8.3	59	272
2Q16	103	430	20.18	27.7%	7.9	41	160
3Q16	83	427	18.29	21.1%	8.3	42	182

	301	1,398	$19.35	22.1%	8.2	142	614

Renewals
1Q16	186	1,375	$16.01	8.7%	4.9	186	1,375
2Q16	235	1,919	17.17	7.0%	5.1	235	1,919
3Q16	227	2,458	14.52	8.0%	5.6	227	2,458

	648	5,752	$15.75	7.9%	5.2	648	5,752

New + Renewals
1Q16	301	1,916	$16.99	10.7%	5.9	245	1,647
2Q16	338	2,349	17.70	9.1%	5.6	276	2,079
3Q16	310	2,885	15.08	9.2%	6.0	269	2,640

	949	7,150	$16.47	9.6%	5.8	790	6,366

Net Effective Rents

	GLA (1) (000)	Avg Rent PSF	Capex PSF	Net Effective Rent PSF	Wtd Avg Term (Years)
New Leases
1Q16	509	$20.06	$4.44	$15.62	8.3
2Q16	422	20.91	4.45	16.46	7.8
3Q16	414	18.91	5.40	13.51	8.2

	1,345	$19.96	$4.73	$15.23	8.1

Renewals
1Q16	1,375	$16.26	$0.38	$15.88	4.9
2Q16	1,919	17.33	0.05	17.28	5.1
3Q16	2,458	14.67	0.74	13.93	5.6

	5,752	$15.94	$0.43	$15.51	5.2

(1)	New Leases GLA excludes development and redevelopment activity.

DDR Corp.

Top 50 Tenants

	$, GLA in millions
		# of Units		Base Rent			Owned GLA			Credit Ratings
	Tenant	Owned	Total	at 100%	% of Total	Pro Rata	at 100%	% of Total	Pro Rata	(S&P/Moody’s/Fitch)
1	TJX Companies (1)	107	108	$37.9	3.7%	$26.4	3.3	4.3%	2.2	A+ / A2 / NR
2	Bed Bath & Beyond (2)	92	93	32.6	3.2%	23.6	2.6	3.4%	1.9	BBB+ / Baa1 / NR
3	PetSmart	94	95	30.3	2.9%	20.2	2.0	2.6%	1.3	B+ / B1 / NR
4	Dick’s Sporting Goods (3)	38	39	23.2	2.3%	13.3	1.8	2.3%	1.0	NR
5	Best Buy	40	46	23.2	2.3%	15.9	1.5	2.0%	1.1	BBB- / Baa1 / BBB-
6	Ross Stores (4)	75	75	22.7	2.2%	14.7	2.2	2.9%	1.3	A- / A3 / NR
7	Kohl’s	34	48	22.6	2.2%	16.8	3.0	3.9%	2.2	BBB / Baa2 / BBB
8	Walmart (5)	24	67	22.4	2.2%	19.0	3.4	4.4%	3.0	AA / Aa2 / AA
9	AMC Theatres	11	12	21.2	2.1%	15.8	0.9	1.2%	0.6	B+ / NR / B+
10	Michaels	65	68	19.3	1.9%	13.3	1.5	2.0%	1.0	B+ / Ba2 / NR
11	Gap (6)	64	64	16.0	1.6%	11.4	1.0	1.3%	0.7	BB+ / Baa2 / BB+
12	Ulta	60	62	14.5	1.4%	10.1	0.6	0.8%	0.4	NR
13	Publix	34	36	14.4	1.4%	3.5	1.6	2.1%	0.4	NR
14	Office Depot (7)	44	47	13.6	1.3%	9.4	0.9	1.2%	0.6	B- / B1 / NR
15	Ascena (8)	106	106	12.2	1.2%	9.5	0.6	0.8%	0.5	BB- / Ba2 / NR
16	Barnes & Noble	24	26	11.1	1.1%	7.9	0.6	0.8%	0.4	NR
17	Toys “R” Us (9)	25	28	9.9	1.0%	9.0	1.0	1.3%	0.9	B- / B3 / CCC
18	Royal Ahold (10)	11	11	9.5	0.9%	3.1	0.6	0.8%	0.2	BBB / Baa2 / BBB
19	Jo-Ann	31	31	9.4	0.9%	6.9	0.9	1.2%	0.6	B / Ba3 / NR
20	Staples	32	33	9.4	0.9%	5.7	0.7	0.9%	0.4	BBB- / Baa2 / BB+
21	Cinemark	10	10	9.0	0.9%	7.1	0.6	0.8%	0.5	BB / NR / NR
22	Nordstrom Rack	13	14	8.7	0.8%	6.8	0.5	0.7%	0.4	BBB+ / Baa1 / BBB+
23	Kroger (11)	18	22	8.6	0.8%	4.2	1.0	1.3%	0.5	BBB / Baa1 / BBB
24	DSW	26	27	8.6	0.8%	5.7	0.6	0.8%	0.4	NR
25	Petco	32	34	8.3	0.8%	6.3	0.4	0.5%	0.3	B / B2 / NR
26	Mattress Firm (12)	63	64	8.3	0.8%	6.4	0.3	0.4%	0.2	NR
27	Lowe’s	9	28	8.2	0.8%	7.5	1.2	1.6%	1.1	A- / A3 / NR
28	Dollar Tree Stores	70	73	8.2	0.8%	5.4	0.7	0.9%	0.5	BB+ / Ba2 / NR
29	LA Fitness	12	13	8.1	0.8%	6.0	0.6	0.8%	0.4	NR
30	Regal Cinemas	8	9	8.0	0.8%	5.9	0.5	0.7%	0.4	B+ / B1 / B+
31	Party City	40	40	7.8	0.8%	5.2	0.5	0.7%	0.3	NR
32	Five Below	55	55	7.7	0.7%	5.7	0.5	0.7%	0.3	NR
33	Pier 1 Imports	34	38	7.7	0.7%	5.7	0.4	0.5%	0.2	B / NR / NR
34	Hobby Lobby	17	19	7.5	0.7%	4.2	0.9	1.2%	0.6	NR
35	Home Depot	9	35	6.8	0.7%	5.3	1.0	1.3%	0.7	A / A2 / A
36	Whole Foods	6	6	6.4	0.6%	4.7	0.3	0.4%	0.2	BBB- / Baa3 / NR
37	hhgregg	18	19	6.3	0.6%	4.5	0.6	0.8%	0.4	NR
38	AT&T	70	72	6.3	0.6%	4.9	0.2	0.3%	0.1	BBB+ / Baa1 / A-
39	Giant Eagle	6	7	6.0	0.6%	3.3	0.5	0.7%	0.3	NR
40	Famous Footwear	39	39	5.7	0.6%	4.5	0.3	0.4%	0.2	BB / Ba3 / NR
41	Beall’s	22	22	5.5	0.5%	2.3	0.8	1.0%	0.4	NR
42	Burlington	9	9	5.3	0.5%	3.7	0.6	0.8%	0.4	BB- / NR / NR
43	Panera	37	38	5.1	0.5%	3.5	0.2	0.3%	0.1	NR
44	Stein Mart	16	16	4.9	0.5%	2.8	0.6	0.8%	0.3	NR
45	24 Hour Fitness	6	6	4.7	0.5%	2.1	0.2	0.3%	0.1	B / NR / NR
46	Shoe Carnival	29	29	4.6	0.4%	2.8	0.3	0.4%	0.2	NR
47	Tailored Brands (13)	31	31	4.5	0.4%	3.3	0.2	0.3%	0.1	B / Ba3 / NR
48	Carter’s Childrenswear	39	39	4.1	0.4%	3.4	0.2	0.3%	0.1	BB+ / Ba1 / NR
49	Rainbow Apparel	36	36	4.0	0.4%	3.4	0.2	0.3%	0.2	NR
50	Verizon	37	43	3.8	0.4%	2.7	0.1	0.1%	0.1	BBB+ / Baa1 / A-

	Top 50 Total	1,828	1,988	$574.1	55.9%	$394.8	45.7	59.7%	30.7
	Total Portfolio			$1,027.5	100.0%	$707.7	76.6	100.0%	51.5

(1)	T.J. Maxx (43) / Marshalls (43) / HomeGoods (19) / Sierra Trading (2)
(2)	Bed Bath (54) / World Market (23) / buybuy Baby (12) / CTS (3)
(3)	Dick’s Sporting Goods (37) / Golf Galaxy (1)
(4)	Ross Dress for Less (72) / dd’s Discounts (3)
(5)	Walmart (19) / Sam’s Club (2) / Neighborhood Market (3)
(6)	Gap (6) / Old Navy (55) / Banana Republic (3)
(7)	Office Depot (18) / OfficeMax (26)
(8)	Ann Taylor (4) / Catherine’s (8) / Dress Barn (30) / Justice (21) / Lane Bryant (28) / Maurice’s (15)
(9)	Toys “R” Us (7) / Babies “R” Us (13) / Toys-Babies Combo (5)
(10)	Stop & Shop (5) / Martin’s (3) / Food Lion (2) / Other (1)
(11)	Kroger (10) / Harris Teeter (5) / King Soopers (1) / Pick ‘n Save (2)
(12)	Mattress Firm (60) / Mattress Pro (1) / Sleep Train (2)
(13)	Men’s Wearhouse (20) / Jos. A. Bank (9) / K&G Fashion Superstore (2)

DDR Corp.

Top 50 Assets

	$, GLA in thousands
			DDR	Base Rent		Total GLA
	Asset	MSA	Own %	Pro Rata	% of Pro Rata	Pro Rata	% of Pro Rata
1	Shoppers World	Boston	100%	$17,889	2.5%	783	1.0%
2	Plaza del Sol	San Juan	100%	16,451	2.3%	724	0.9%
3	Plaza Rio Hondo	San Juan	100%	13,514	1.9%	555	0.7%
4	Winter Garden Village	Orlando	100%	13,269	1.9%	1,127	1.4%
5	Plaza del Norte	San Juan	100%	11,671	1.6%	699	0.9%
6	Wrangleboro Consumer Square	Atlantic City	100%	10,415	1.5%	842	1.0%
7	Ahwatukee Foothills	Phoenix	100%	10,146	1.4%	693	0.8%
8	Riverdale Village	Minneapolis	100%	10,083	1.4%	969	1.2%
9	Nassau Park Pavilion	Trenton	100%	9,752	1.4%	1,117	1.4%
10	Hamilton Marketplace	Trenton	100%	9,508	1.3%	960	1.2%
11	Tucson Spectrum	Tucson	100%	9,237	1.3%	969	1.2%
12	Carolina Pavilion	Charlotte	100%	9,198	1.3%	871	1.1%
13	Woodfield Village Green	Chicago	100%	8,630	1.2%	692	0.8%
14	The Shops at Midtown Miami	Miami	100%	8,417	1.2%	467	0.6%
15	Great Northern Plaza	Cleveland	100%	8,324	1.2%	669	0.8%
16	Plaza Escorial	San Juan	100%	8,269	1.2%	636	0.8%
17	Village at Stone Oak	San Antonio	100%	8,228	1.2%	622	0.8%
18	Plaza Palma Real	San Juan	100%	7,671	1.1%	449	0.5%
19	Centennial Promenade	Denver	100%	7,560	1.1%	747	0.9%
20	Connecticut Commons	Hartford	100%	7,422	1.0%	562	0.7%
21	Polaris Towne Center	Columbus	100%	7,385	1.0%	730	0.9%
22	Peach Street Marketplace	Erie	100%	7,088	1.0%	998	1.2%
23	Easton Market	Columbus	100%	6,796	1.0%	559	0.7%
24	Crossroads Center	Gulfport	100%	6,301	0.9%	591	0.7%
25	Belden Park Crossings	Cleveland	100%	6,101	0.9%	596	0.7%
26	Silver Springs Square	Harrisburg	100%	6,001	0.8%	569	0.7%
27	Aspen Grove	Denver	100%	5,984	0.8%	267	0.3%
28	The Fountains	Miami	100%	5,930	0.8%	489	0.6%
29	Kenwood Square	Cincinnati	100%	5,835	0.8%	466	0.6%
30	Falcon Ridge Town Center	Los Angeles	100%	5,793	0.8%	437	0.5%
31	Hamilton Commons	Atlantic City	100%	5,778	0.8%	397	0.5%
32	Cotswold Village	Charlotte	100%	5,722	0.8%	261	0.3%
33	Bandera Pointe	San Antonio	100%	5,713	0.8%	851	1.0%
34	Ridge at Creekside	Sacramento	100%	5,710	0.8%	289	0.4%
35	The Maxwell	Chicago	100%	5,683	0.8%	240	0.3%
36	Meridian Crossroads	Boise	100%	5,674	0.8%	732	0.9%
37	Merriam Village	Kansas City	100%	5,523	0.8%	921	1.1%
38	Independence Commons	Kansas City	100%	5,475	0.8%	403	0.5%
39	Perimeter Pointe	Atlanta	100%	5,451	0.8%	353	0.4%
40	Beaver Creek Crossings	Raleigh	100%	5,209	0.7%	321	0.4%
41	Gresham Station	Portland	100%	5,172	0.7%	339	0.4%
42	Gateway Center	Boston	100%	5,166	0.7%	640	0.8%
43	Arrowhead Crossing	Phoenix	100%	5,144	0.7%	407	0.5%
44	The Promenade at Brentwood	St. Louis	100%	5,077	0.7%	338	0.4%
45	Deer Park Town Center	Chicago	50%	5,004	0.7%	202	0.2%
46	Willowbrook Plaza	Houston	100%	5,001	0.7%	393	0.5%
47	Tanasbourne Town Center	Portland	100%	4,931	0.7%	545	0.7%
48	Fairfax Towne Center	Balt-Wash DC	100%	4,894	0.7%	253	0.3%
49	Chapel Hills	Colorado Springs	100%	4,784	0.7%	541	0.7%
50	The Pike Outlets	Los Angeles	100%	4,763	0.7%	391	0.5%

	Top 50 Total			$374,742	53.0%	29,672	36.1%
	Total Portfolio			$707,710	100.0%	82,130	100.0%

DDR Corp.

Unconsolidated Joint Ventures

$, GLA in millions
	Partner	DDR Own %		Operating Properties	Owned GLA	ABR	Gross Book Value	Debt (1)

BRE DDR Retail Holdings	Blackstone Real Estate Partners	5	% (2)	60	11.3	$148.9	$1,785.6	$1,227.4

DDRTC Core Retail Fund	TIAA-CREF	15%		25	8.2	106.1	1,534.1	791.7

DDR Domestic Retail Fund I	Various	20%		55	7.6	87.4	1,295.0	898.4

DDR-SAU Retail Fund	State of Utah	20%		12	1.0	11.0	134.5	60.7

Other	Various	Various		3	1.0	18.6	196.0	117.1

Total				155	29.1	$372.0	$4,945.2	$3,095.3

(1)	Includes fair market value of debt adjustment and unamortized loan costs, net of $10.1 million, that net to zero at DDR’s share.
(2)	In addition to DDR’s 5% common equity, DDR has $393.9 million of Preferred Equity plus $8.4 million of accrued interest with an interest rate of 8.5%.

DDR Pro Rata Share of Select Financial Statement Information (See Non-GAAP Measures section)

Net Operating Income (NOI) – 3Q16	$13.2

Land and CIP	5.4

Preferred Equity	402.3

Other Assets/Receivables	26.2

Other Liabilities	18.9

Debt	420.1

DDR Corp.

Transactions

$ in millions, GLA in thousands
			Total	At 100%		At DDR Share
		DDR	Owned
		Own %	GLA	Price	Debt	Price	Debt	Anchors
Acquisitions
02/16	Phoenix, AZ	100%	233	$60.5	$0.0	$60.5	$0.0	Ross, Ulta, Total Wine & More
09/16	Portland, OR	100%	338	87.0	0.0	86.3	0.0	Best Buy, Bed Bath & Beyond, Ulta, Cost Plus, LA Fitness, Old Navy

	Total Year to Date		571	$147.5	$0.0	$146.8	$0.0

Dispositions
01/16	SAU Portfolio (11 assets)	20%	1,083	170.5	77.3	34.1	15.5	Various
01/16	Buffalo, NY	100%	139	13.8	0.0	13.8	0.0	Home Depot
01/16	Lexington, SC	100%	83	12.2	0.0	12.2	0.0	Ross, T.J. Maxx
01/16	Pasadena, CA	100%	540	131.9	0.0	131.9	0.0	Arclight Cinemas, Hyatt, West Elm, DSW
02/16	Brunswick, ME	100%	305	13.2	0.0	13.2	0.0	Big Lots, Regal, Sears
02/16	Newport News, VA	100%	341	10.7	0.0	10.7	0.0	Burlington
1Q	Non-operating sales			7.6	0.0	7.6	0.0

	1Q Total		2,491	$359.9	$77.3	$223.5	$15.5

04/16	Fort Collins, CO	100%	19	6.7	0.0	6.7	0.0
05/16	St. Louis, MO	100%	88	14.9	0.0	14.9	0.0	OfficeMax
06/16	N. Little Rock, AR	100%	290	23.2	0.0	23.2	0.0	Bed Bath & Beyond, Burlington, Michaels, Ross, T.J. Maxx
2Q	Non-operating sales			13.3	0.0	13.3	0.0

	2Q Total		397	$58.1	$0.0	$58.1	$0.0

07/16	Charlotte, NC	100%	29	13.7	0.0	13.7	0.0
07/16	Douglasville, GA	100%	129	19.9	0.0	19.9	0.0	Babies “R” Us, Best Buy
08/16	Taylors, SC	100%	58	3.1	0.0	3.1	0.0
09/16	New Bern, NC	100%	75	10.1	0.0	10.1	0.0	PetSmart
09/16	Alamogordo, NM	5%	19	3.5	1.9	0.2	0.1
09/16	Cincinnati, OH	100%	58	7.9	0.0	7.9	0.0	Kroger
09/16	Madison, NC	5%	10	3.0	1.6	0.1	0.1
3Q	Non-operating sales			0.0	0.0	0.0	0.0

	3Q Total		378	$61.2	$3.5	$55.0	$0.2

10/16	16 Asset Portfolio	100%	4,477	390.0	11.6	390.0	11.6	Various
10/16	Sault St. Marie, MI	100%	266	11.5	0.0	11.5	0.0	Dunham’s, Glen’s Market, JCPenney, Kohl’s, T.J. Maxx

	4Q Total to Date		4,743	$401.5	$11.6	$401.5	$11.6

	Total Year to Date		8,009	$880.7	$92.4	$738.1	$27.3

DDR Corp.

Developments/Redevelopments

$ in millions, GLA in thousands
	Owned SF	Est. Total Net Cost	Cost Incurred To Date	Est. Remain Costs	Placed In Service	CIP (a)	Est. Anchor Opening	Est. Stabilized Quarter	Key Tenants

Consolidated Summary

Developments in Progress		$69	$68	$1	$66	$2
Redevelopments - Major		240	139	101	75	64
Redevelopments - Minor		144	45	99	19	26
Retenanting		31	8	23	4	4
Undeveloped Land (b)		N/A	30	0	0	30

		$484	$290	$224	$164	$126

Developments in Progress

Guilford Commons (New Haven, CT)	130	$69	$68	$1	$66	$2	4Q15	4Q16	Michaels, Ulta, DSW, Bed Bath & Beyond

Redevelopments - Major

The Pike Outlets (Los Angeles, CA)		$66	$52	$14	$51	$1	N/A	3Q15	Restoration Hardware, H&M, Nike, Gap Factory

Kenwood Square (Cincinnati, OH)		31	21	10	3	18	N/A	4Q17	Dick’s Sporting Goods, T.J. Maxx, Five Below

Belgate (expansion) (Charlotte, NC)		22	17	5	12	5	N/A	4Q17	Burlington, T.J. Maxx

Bermuda Square (Richmond, VA)		18	13	5	9	4	N/A	4Q17	Martin’s, Petco

Plaza del Sol (expansion) (San Juan, PR)		12	3	9	0	3	N/A	4Q17	Dave & Busters

Other Redevelopments - Major		91	33	58	0	33

		$240	$139	$101	$75	$64

(a)	This balance is in addition to DDR’s pro rata share of joint venture CIP of $5 million.
(b)	This balance is in addition to owned land adjacent to existing centers that has an estimated value of $24 million.

DDR Corp.

Capital Structure

$, shares and units in millions, except per share
	September 30, 2016		September 30, 2015
	Amount	% of Total	Amount	% of Total
Capital Structure
Common Shares Equity	$6,385.1	55%	$5,575.6	50%

Perpetual Preferred Stock	350.0	3%	350.0	3%

Unsecured Credit Facilities	310.0	2%	395.0	3%
Unsecured Term Loan	400.0	3%	300.0	3%
Unsecured Public Debt	2,927.0	25%	3,119.7	28%
Secured Term Loan	200.0	2%	200.0	2%
Fixed Rate Mortgage Debt	1,064.1	9%	1,104.3	10%
Variable Rate Mortgage Debt	77.0	1%	91.1	1%

	4,978.1	42%	5,210.1	47%

Total	$11,713.2	100%	$11,135.7	100%

Capital Structure Detail
Debt to Market Capitalization	42.5%		46.8%
Common Shares Outstanding	365.9		362.1
Operating Partnership Units	0.4		0.4
Market Value per Share	$17.43		$15.38
Accretion on Convertible Notes (excluded above)	$0.0		$1.0
Partners’ Share of Consolidated Debt (included above)	$9.9		$9.9
DDR Share of Unconsolidated Debt (excluded above)	$420.1		$445.2

Credit Ratings			Covenants
				Covenant Threshold	Actual Covenant
	Debt Rating	Outlook
Moody’s	Baa2	Stable	Total Debt to Real Estate Assets Ratio	≤ 65%	48%
S&P	BBB-	Stable	Secured Debt to Assets Ratio	≤ 40%	12%
Fitch	BBB-	Stable	Unencumbered Assets to Unsecured Debt	≥ 135%	204%
			Fixed Charge Coverage Ratio	≥ 1.5x	2.6x

DDR Corp.

Debt/EBITDA

$ in millions
	3Q16	3Q15
Consolidated
Net (loss) income to DDR	($60.4)	$59.6
Impairments	104.9	0.0
Depreciation and amortization	95.5	97.2
Interest expense	53.9	58.2
Loss on sale and change in control of interests	1.1	0.0
Other expenses, net	0.5	0.2
Equity in net loss (income) of JVs	1.4	(0.6)
Income tax expense	0.4	0.5
Gain on disposition of real estate, net	(21.3)	(41.8)
Adjustments for non-controlling interests	(0.2)	(0.3)
JV FFO (at DDR share)	6.6	6.6

EBITDA – current quarter (1)	182.4	179.6
EBITDA – annualized	729.6	718.4

Consolidated debt	4,966.4	5,201.7
Partner share of consolidated debt	(9.9)	(9.9)
Loan costs, net	19.8	21.9
Face value adjustments	(8.1)	(13.5)
Cash and restricted cash	(32.9)	(62.6)

Net effective debt	$4,935.3	$5,137.6

Debt/EBITDA – Consolidated	6.76x	7.15x

Pro rata including JVs
EBITDA – current quarter	187.9	185.4
EBITDA – annualized	751.6	741.6

Consolidated net debt	4,935.3	5,137.6
JV debt (at DDR share)	420.1	444.4
Cash and restricted cash	(10.7)	(8.8)

Net effective debt	$5,344.7	$5,573.2

Debt/EBITDA – Pro rata	7.11x	7.52x

(1)	See definition in the Non-GAAP Measures section.

DDR Corp.

Debt Summary

$ in millions
	Consolidated			Unconsolidated
	Total 100%	Total DDR Share	Interest Rate DDR Share	Total 100%	Total DDR Share	Interest Rate DDR Share
Debt Composition
Unsecured Credit Facilities	$310.0	$310.0	1.53%
Unsecured Term Loan	400.0	400.0	1.63%
Unsecured Public Debt	2,927.0	2,927.0	4.88%
Secured Term Loan	200.0	200.0	1.88%
Fixed Rate Mortgage Loans	1,064.1	1,054.2	4.97%	$2,029.3	$331.2	5.38%
Variable Rate Mortgage Loans	77.0	77.0	1.94%	1,055.9	88.9	2.26%

Subtotal	4,978.1	4,968.2	4.26%	3,085.2	420.1	4.72%
Fair Market Value Adjustment	8.1	8.1		16.6	0.8
Unamortized Loan Costs, Net	(19.8)	(19.7)		(6.5)	(0.8)

Total	$4,966.4	$4,956.6	4.26%	$3,095.3	$420.1	4.72%

	Scheduled Principal Payments	Secured Debt Maturities	Unsecured Debt Maturities	Total 100%	Total Pro Rata	Cash Interest Rate Pro Rata	GAAP Interest Rate Pro Rata
Consolidated Maturity Schedule (1)
2016	$6.9	$112.2	$0.0	$119.1	$119.1	4.16%	3.43%
2017	24.7	203.2	300.0	527.9	527.9	6.59%	5.90%
2018	20.2	326.9	382.2	729.3	729.3	4.23%	4.14%
2019	16.5	169.3	0.0	185.8	185.8	5.32%	5.23%
2020	7.3	280.2	1,010.0	1,297.5	1,297.5	3.67%	3.61%
2021	4.4	126.4	300.0	430.8	430.8	3.90%	3.81%
2022	0.1	42.8	450.0	492.9	483.0	4.67%	4.67%
2023	0.0	0.0	300.0	300.0	300.0	3.38%	3.38%
2024	0.0	0.0	0.0	0.0	0.0	0.00%	0.00%
2025 and beyond	0.0	0.0	900.0	900.0	900.0	3.90%	3.90%
Unsecured debt discount			(5.2)	(5.2)	(5.2)

	$80.1	$1,261.0	$3,637.0	$4,978.1	$4,968.2	4.26%	4.14%
Unconsolidated Maturity Schedule (1)
2016	$1.5	$4.6	$0.0	$6.1	$0.2	5.99%	5.99%
2017	6.0	1,304.3	0.0	1,310.3	249.2	5.56%	5.55%
2018	4.8	121.9	0.0	126.7	13.4	4.57%	4.11%
2019	4.8	655.9	0.0	660.7	32.8	2.46%	2.40%
2020	5.0	403.7	0.0	408.7	56.3	2.26%	2.21%
2021	4.3	139.2	0.0	143.5	37.8	5.22%	5.22%
2022	2.7	244.1	0.0	246.8	12.3	4.39%	3.41%
2023	2.1	96.1	0.0	98.2	5.0	3.99%	4.20%
2024	0.5	83.7	0.0	84.2	13.1	4.33%	4.28%
2025 and beyond	0.0	0.0	0.0	0.0	0.0	0.00%	0.00%

Total	$31.7	$3,053.5	$0.0	$3,085.2	$420.1	4.72%	4.66%

% of Total	Consolidated				Unconsolidated
Fixed	80.2%				65.8%
Variable	19.8%				34.2%

Recourse to DDR	78.6%				0.0%
Non-recourse to DDR	21.4%				100.0%

(1)	Assumes borrower extension options are exercised.

DDR Corp.

Consolidated Debt Detail

$ in millions
	Balance 100%	Balance DDR Share	Maturity Date (1)	Cash Interest Rate (2) (3)

Senior Debt
Unsecured Revolver ($750m)	$310.0	$310.0	06/20	L + 100
Unsecured Revolver ($50m)	0.0	0.0	06/20	L + 100
Secured Term Loan ($200m)	200.0	200.0	04/18	L + 135
Unsecured Term Loan ($400m)	400.0	400.0	04/20	L + 110

	$910.0	$910.0
Public Debt
Unsecured Notes	$300.0	$300.0	04/17	7.50%
Unsecured Notes	299.6	299.6	04/18	4.75%
Unsecured Notes	82.2	82.2	07/18	7.50%
Unsecured Notes	299.0	299.0	09/20	7.88%
Unsecured Notes	298.8	298.8	01/21	3.50%
Unsecured Notes	455.0	455.0	07/22	4.63%
Unsecured Notes	298.8	298.8	05/23	3.38%
Unsecured Notes	496.9	496.9	02/25	3.63%
Unsecured Notes	396.7	396.7	02/26	4.25%

	$2,927.0	$2,927.0
Mortgage Debt
Kenwood Square, OH	$61.8	$61.8	12/16	5.81%
The Maxwell, IL (4)	50.5	50.5	12/16	L + 160

Falcon Ridge Town Center, CA (4)	43.5	43.5	01/17	5.68%
Vista Village, CA	33.2	33.2	04/17	5.71%
Walmart Supercenter, NC	1.3	1.3	08/17	6.00%
Connecticut Commons, CT	45.8	45.8	10/17	5.01%
Riverdale Village, MN	25.2	25.2	10/17	5.01%
Riverdale Village Perimeter, MN	31.5	31.5	10/17	5.01%
Lake Brandon Village, FL	9.1	9.1	10/17	5.01%
Shoppers World Brookfield, WI	5.7	5.7	10/17	5.01%
Marketplace of Brown Deer, WI	4.0	4.0	10/17	5.01%
Brown Deer Center, WI	7.6	7.6	10/17	5.01%

Falcon Ridge Town Center, CA	14.2	14.2	01/18	5.91%
Walmart Supercenter, SC	1.7	1.7	01/18	6.00%
Fortuna Center, VA	12.1	12.1	02/18	6.18%
Johns Creek Town Center, GA	23.7	23.7	03/18	5.06%
Southland Crossings, OH	23.7	23.7	03/18	5.06%
The Promenade at Brentwood, MO	30.0	30.0	03/18	5.06%
DDR Headquarters, OH	26.5	26.5	03/18	L + 105

DDR Corp.

Consolidated Debt Detail

$ in millions
	Balance 100%	Balance DDR Share	Maturity Date (1)	Cash Interest Rate (2) (3)
Lowe’s, TN	2.6	2.6	01/19	7.66%
Nassau Park Pavilion, NJ	55.2	55.2	02/19	3.40%
Bandera Pointe, TX	24.0	24.0	02/19	3.40%
Presidential Commons, GA	20.5	20.5	02/19	3.40%
Plaza Cayey, PR	20.4	20.4	06/19	7.59%
Plaza Fajardo, PR	24.5	24.5	06/19	7.59%
Plaza Isabela, PR	21.5	21.5	06/19	7.59%
Plaza Walmart, PR	11.5	11.5	06/19	7.59%
Mariner Square, FL	1.8	1.8	09/19	9.75%

Northland Square, IA	3.6	3.6	01/20	9.38%
Plaza Rio Hondo, PR	121.9	121.9	01/20	3.95%
Easton Marketplace, OH	48.7	48.7	01/20	3.95%
The Fountains, FL	44.4	44.4	01/20	3.95%
Perimeter Pointe, GA	42.0	42.0	01/20	3.95%
Polaris Towne Center, OH	42.6	42.6	04/20	6.76%

Chapel Hills West, CO	11.7	11.7	06/21	5.49%
West Valley Marketplace, PA	7.8	7.8	07/21	6.95%
Plaza Escorial, PR	70.8	70.8	07/21	3.59%
Wrangleboro Consumer Sq, NJ	58.1	58.1	10/21	5.41%
Chapel Hills East, CO	7.9	7.9	12/21	5.24%

Paradise Village Gateway, AZ	30.0	20.1	01/22	4.65%
Macedonia Commons, OH	18.5	18.5	02/22	5.71%

	$1,141.1	$1,131.2
FMV Adjustment – Assumed Debt	8.1	8.1
Unamortized Loan Costs, Net	(19.8)	(19.7)

Grand Total	$4,966.4	$4,956.6

Rate Type
Fixed	$3,991.1	$3,981.2	4.6 years	4.91%
Variable	987.0	987.0	2.9 years	1.67%

	$4,978.1	$4,968.2	4.3 years	4.26%
Perpetual Preferred Stock
Class J	$200.0	$200.0	Perpetual	6.500%
Class K	150.0	150.0	Perpetual	6.250%

	Notional Amount	Rate Hedged	Fixed Rate	Termination Date
Interest Rate Swaps
Underlying Debt Hedged:
Mortgage Portfolio	$77.4	1 mo. LIBOR	2.81%	9/1/17

(1)	Assumes borrower extension options are exercised.
(2)	L = LIBOR
(3)	Does not include discounts or premiums.
(4)	Unencumbered in October 2016.

DDR Corp.

Unconsolidated Debt Detail

$ in millions
	Balance 100%	Balance DDR Share	Maturity Date (1)	Cash Interest Rate (2)
BRE DDR Retail Holdings III
Telegraph Plaza, MI	$4.7	$0.2	12/16	5.99%
Camp Creek, GA	42.0	2.1	12/18	4.62%
May 2019 Loan Pool (2 assets)	20.2	1.0	05/19	4.85%
November 2019 Loan Pool (32 assets)	636.5	31.8	11/19	L + 185
Whittwood Town Center, CA	43.0	2.2	12/20	5.20%
January 2022 Loan Pool (3 assets)	23.0	1.1	01/22	4.75%
Kyle Marketplace, TX	24.8	1.2	03/22	4.09%
March 2022 Loan Pool (3 assets)	23.4	1.2	03/22	5.49%
Eastland Center, CA	90.0	4.5	07/22	4.50%
Greenway Commons, TX	33.0	1.7	07/22	4.10%
July 2022 Loan Pool (4 assets)	17.0	0.9	07/22	4.40%
White Oak Village, VA	34.3	1.7	09/22	3.60%
January 2023 Loan Pool (2 assets)	18.6	0.9	01/23	4.27%
Kingsbury Center, IL	14.5	0.7	06/23	3.97%
Valley Bend, AL	43.5	2.2	06/23	3.75%

	$1,068.5	$53.4
BRE DDR Retail Holdings IV
The Hub, NY	$15.4	$0.9	01/17	7.53%
Ashbridge Square, PA	34.8	1.7	03/18	6.08%
Fountains of Miramar, FL	24.8	1.2	02/21	L + 250
Southmont Plaza, PA	34.0	1.7	02/21	L + 250
Millenia Crossing, FL	22.7	1.1	01/23	4.25%
Concourse Village, FL	14.1	0.7	02/24	4.86%

	$145.8	$7.3
DDR Domestic Retail Fund I
July 2017 Loan Pool (52 assets)	$883.5	$176.7	07/17	5.60%
Heather Island, FL	4.3	0.9	02/18	3.56%
Hilliard Rome, OH	11.5	2.3	02/18	3.56%

	$899.3	$179.9
DDRTC Core Retail Fund
March 2017 Loan Pool (9 assets)	$350.2	$52.5	03/17	5.45%
July 2020 Loan Pool (10 assets) (3)	195.4	29.3	07/20	L + 150
July 2020 Loan Pool (6 assets) (3)	165.3	24.8	07/20	L + 175
Birkdale Village, NC	82.5	12.4	04/24	4.30%

	$793.4	$119.0

DDR Corp.

Unconsolidated Debt Detail

$ in millions
	Balance 100%	Balance DDR Share	Maturity Date (1)	Cash Interest Rate (2)
DDR–SAU Retail Fund
September 2017 Loan Pool (7 assets)	$28.9	$5.7	09/17	4.74%
April 2018 Loan Pool (5 assets)	31.8	6.4	04/18	4.65%

	$60.7	$12.1

Other Joint Ventures
Lennox Town Center Limited, OH	$1.0	$0.5	07/17	6.44%
Lennox Town Center Limited, OH	26.0	13.0	07/17	5.64%
Sun Center Limited, OH	21.5	17.1	05/21	5.99%
RVIP IIIB, Deer Park, IL	69.0	17.8	09/21	4.84%

	$117.5	$48.4

Subtotal	$3,085.2	$420.1
FMV Adjustment – Assumed Debt	16.6	0.8
Unamortized Loan Costs, Net	(6.5)	(0.8)

Total	$3,095.3	$420.1

Rate Type
Fixed	$2,029.3	$331.2	1.7 years	5.38%
Variable	1,055.9	88.9	3.5 years	2.26%

	$3,085.2	$420.1	2.1 years	4.72%

	Notional Amount	Rate Hedged	Fixed Rate	Termination Date
Interest Rate Swaps
Underlying Debt Hedged:
Mortgage Loan Camp Creek	$42.0	1 mo. LIBOR	1.87%	12/1/18

(1)	Assumes borrower extension options are exercised.
(2)	L = LIBOR
(3)	Loans have interest rate floors of 1 mo. Libor at 0.25%

DDR Corp.

Analyst Coverage

Corporate Headquarters		Investor Relations
DDR Corp.		Matt Lougee
3300 Enterprise Parkway		Toll Free: (877) 225-5337
Beachwood, Ohio 44122		Main: (216) 755-5500
Website: www.ddr.com		Email: mlougee@ddr.com

Equity Research
Bank of America Merrill Lynch	Craig Schmidt	craig.schmidt@baml.com	(646) 855-3640
Boenning & Scattergood	Floris van Dijkum	fvandijkum@boenninginc.com	(212) 209-3916
BTIG	Michael Gorman	mgorman@btig.com	(212) 738-6138
Canaccord Genuity	Paul Morgan	pmorgan@canaccordgenuity.com	(415) 229-7181
Capital One	Chris Lucas	christopher.lucas@capitalone.com	(571) 633-8151
Citigroup	Michael Bilerman	michael.bilerman@citi.com	(212) 816-1383
	Christy McElroy	christy.mcelroy@citi.com	(212) 816-6981
Deutsche Bank	Vincent Chao	vincent.chao@db.com	(212) 250-6799
Evercore ISI	Steve Sakwa	steve.sakwa@evercoreisi.com	(212) 446-9462
	Samir Khanal	samir.khanal@evercoreisi.com	(212) 888-3796
Goldman Sachs	Andrew Rosivach	andrew.rosivach@gs.com	(212) 902-2796
	Caitlin Burrows	caitlin.burrows@gs.com	(212) 902-4736
Green Street Advisors	Jay Carlington	jcarlington@greenstreetadvisors.com	(949) 640-8780
Hilliard Lyons	Carol Kemple	ckemple@hilliard.com	(502) 588-1839
Jefferies and Company	George Hoglund	ghoglund@jefferies.com	(212) 284-2226
J.P. Morgan	Michael Mueller	michael.w.mueller@jpmorgan.com	(212) 622-6689
KeyBanc Capital Markets	Jordan Sadler	jsadler@keybanccm.com	(917) 368-2280
	Todd Thomas	tthomas@keybanccm.com	(917) 368-2286
Mizuho Securities	Haendel St. Juste	haendel.stjuste@us.mizuho-sc.com	(212) 205-7860
Raymond James	Collin Mings	collin.mings@RaymondJames.com	(727) 567-2585
RBC Capital Markets	Rich Moore	rich.moore@rbccm.com	(440) 715-2646
Robert W. Baird & Co.	RJ Milligan	rjmilligan@rwbaird.com	(813) 273-8252
Sandler O’Neill	Alex Goldfarb	agoldfarb@sandleroneill.com	(212) 466-7937
SunTrust Robinson Humphrey	Ki Bin Kim	kibin.kim@suntrust.com	(212) 303-4124
UBS	Jeremy Metz	jeremy.metz@ubs.com	(212) 713-2429
Wells Fargo	Jeff Donnelly	jeff.donnelly@wellsfargo.com	(617) 603-4262
	Tamara Fique	tamara.fique@wellsfargo.com	(443) 263-6568

Fixed Income Research
Barclays	Peter Troisi	peter.troisi@barclays.com	(212) 412-3695
Citigroup	Tom Cook	thomas.n.cook@citigroup.com	(212) 723-1112
J.P. Morgan	Mark Streeter	mark.streeter@jpmorgan.com	(212) 834-5086
Wells Fargo	Thierry Perrein	thierry.perrein@wellsfargo.com	(704) 715-8455

DDR Corp.

Notable Accounting and Supplemental Policies

The information contained in the Quarterly Financial Supplement does not purport to disclose all items required by the accounting principles generally accepted in the United States of America (“GAAP”) and is unaudited information. The Company’s Quarterly Financial Supplement should be read in conjunction with the Company’s Form 10-K and Form 10-Q.

Revenues

•	Percentage and overage rents are recognized after the tenants’ reported sales have exceeded the applicable sales breakpoint.

•	Tenant reimbursements are recognized in the period in which the expenses are incurred.

•	Lease termination fees are recognized upon termination of a tenant’s lease when the Company has no further obligations under the lease.

General and Administrative Expenses

•	General and administrative expenses include certain internal leasing salaries, legal salaries and related expenses associated with the leasing of space which are charged to operations as incurred.

•	All internal and external acquisition costs are expensed as incurred.

•	The Company does not capitalize any executive officer compensation.

•	General and administrative expenses include executive property management compensation and related expenses. Property management services’ direct compensation is reflected in operating and maintenance expenses.

Deferred Financing Costs

•	Costs incurred in obtaining term financing are included as a reduction of the related debt liability and costs incurred related to the revolving credit facilities are included in other assets on the consolidated balance sheets. All costs are amortized on a straight-line basis over the term of the related debt agreement; such amortization is reflected as interest expense in the consolidated income statements.

Real Estate

•	Real estate assets are stated at cost less accumulated depreciation, which, in the opinion of management, is not in excess of the individual property’s estimated undiscounted future cash flows, including estimated proceeds from disposition.

•	Construction in progress includes shopping center developments and significant expansions and redevelopments.

•	Acquisitions of a partner’s interest in an unconsolidated joint venture in which a change of control has occurred are recorded at fair value.

•	Depreciation and amortization are provided on a straight-line basis over the estimated useful lives of the assets as follows:

Buildings	20 to 40 years
Building Improvements	5 to 20 years
Furniture/Fixtures/	Shorter of economic life or lease terms
Tenant Improvements

DDR Corp.

Notable Accounting and Supplemental Policies

Capitalization

•	Expenditures for maintenance and repairs are charged to operations as incurred. Renovations and expenditures that improve or extend the life of the asset are capitalized.

•	The Company capitalizes interest on funds used for the construction or expansion of shopping centers and certain construction administration costs. Capitalization of interest and administration costs ceases when construction activities are completed and the property is available for occupancy by tenants or when activities are suspended.

•	Interest expense and real estate taxes incurred during construction are capitalized and depreciated over the building life. The Company does not capitalize interest on land held for development which is on hold and is not undergoing any development activities.

Gains on Sales of Real Estate

•	Gains on sales of real estate generally related to the sale of outlots and land adjacent to existing shopping centers are recognized at closing when the earnings process is deemed to be complete.

•	Effective in 2015, the operating activity and the gains or losses on the sales of operating shopping centers are generally no longer reflected as discontinued operations.

Lease Expirations

•	The lease expiration schedule is presented to reflect leases scheduled to expire during the current calendar year and each of the following nine years thereafter, assuming no exercise of renewal options or early termination rights for all leases in the Company’s portfolio at 100%. This table is located in the Asset Summary Section.

Leasing Spreads

•	Leasing spreads are calculated by comparing the prior tenant’s annual base rent in the final year of the old lease to the new tenant’s annual base rent in the first year of the new lease. The reported calculation, “Comparable”, only includes deals executed within one year of the date that the prior tenant vacated. “Non-comp” deals consist of deals not executed within one year of the date the prior tenant vacated, deals which resulted in a significant difference in size or deals for space which was vacant at acquisition.

Net Effective Rents

•	Net effective rents are calculated as a weighted average per rentable square foot over the lease term with full consideration for all costs associated with leasing the space rather than pro rata costs. Landlord work represents property level improvements associated with the lease transactions; however, those improvements are attributed to the landlord’s property value and typically extend the life of the asset in excess of the lease term.

DDR Corp.

Non-GAAP Measures

Performance Measures

FFO and Operating FFO

The Company believes that Funds from Operations (“FFO”) and Operating FFO, both non-GAAP financial measures, provide additional and useful means to assess the financial performance of REITs. FFO and Operating FFO are frequently used by the real estate industry including securities analysts, investors and other interested parties to evaluate the performance of REITs.

FFO excludes GAAP historical cost depreciation and amortization of real estate and real estate investments, which assume that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions, and many companies use different depreciable lives and methods. Because FFO excludes depreciation and amortization unique to real estate and gains and losses from depreciable property dispositions, it can provide a performance measure that, when compared year over year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, interest costs and acquisition, disposition and development activities. This provides a perspective of the Company’s financial performance not immediately apparent from net income determined in accordance with GAAP.

FFO is generally defined and calculated by the Company as net income (loss) (computed in accordance with GAAP), adjusted to exclude (i) preferred share dividends, (ii) gains and losses from disposition of depreciable real estate property and related investments, which are presented net of taxes, (iii) impairment charges on depreciable real estate property and related investments and (iv) certain non-cash items. These non-cash items principally include real property depreciation and amortization of intangibles, equity income (loss) from joint ventures and equity income (loss) from non-controlling interests and adding the Company’s proportionate share of FFO from its unconsolidated joint ventures and non-controlling interests, determined on a consistent basis. The Company’s calculation of FFO is consistent with the definition of FFO provided by the National Association of Real Estate Investment Trusts (“NAREIT”).

The Company believes that certain gains and charges recorded in its operating results are not comparable or reflective of its core operating performance. As a result, the Company also computes Operating FFO and discusses it with the users of its financial statements, in addition to other measures such as net income (loss) determined in accordance with GAAP and FFO. Operating FFO is generally defined and calculated by the Company as FFO excluding certain charges and gains that management believes are not comparable and indicative of the results of the Company’s operating real estate portfolio. Such adjustments include gains on the sale of and/or change in control of interests, gains/losses on the sale of non-depreciable real estate, impairments of non-depreciable real estate, gains/losses on the early extinguishment of debt, transaction costs and other restructuring type costs. The disclosure of these charges and gains is regularly requested by users of the Company’s financial statements.

DDR Corp.

Non-GAAP Measures

The adjustment for these charges and gains may not be comparable to how other REITs or real estate companies calculate their results of operations, and the Company’s calculation of Operating FFO differs from NAREIT’s definition of FFO. Additionally, the Company provides no assurances that these charges and gains are non-recurring. These charges and gains could be reasonably expected to recur in future results of operations.

These measures of performance are used by the Company for several business purposes and by other REITs. The Company uses FFO and/or Operating FFO in part (i) as a disclosure to improve the understanding of the Company’s operating results among the investing public, (ii) as a measure of a real estate asset’s performance, (iii) to influence acquisition, disposition and capital investment strategies and (iv) to compare the Company’s performance to that of other publicly traded shopping center REITs.

For the reasons described above, management believes that FFO and Operating FFO provide the Company and investors with an important indicator of the Company’s operating performance. They provide recognized measures of performance other than GAAP net income, which may include non-cash items (often significant). Other real estate companies may calculate FFO and Operating FFO in a different manner.

Management recognizes the limitations of FFO and Operating FFO when compared to GAAP’s net income. FFO and Operating FFO do not represent amounts available for dividends, capital replacement or expansion, debt service obligations or other commitments and uncertainties. Management does not use FFO or Operating FFO as an indicator of the Company’s cash obligations and funding requirements for future commitments, acquisitions or development activities. Neither FFO nor Operating FFO represents cash generated from operating activities in accordance with GAAP, and neither is necessarily indicative of cash available to fund cash needs. Neither FFO nor Operating FFO should be considered an alternative to net income (computed in accordance with GAAP) or as an alternative to cash flow as a measure of liquidity. FFO and Operating FFO are simply used as additional indicators of the Company’s operating performance. The Company believes that to further understand its performance, FFO and Operating FFO should be compared with the Company’s reported net income (loss) and considered in addition to cash flows determined in accordance with GAAP, as presented in its condensed consolidated financial statements. Reconciliations of these measures to their most directly comparable GAAP measure of net income (loss) have been provided herein.

DDR Corp.

Non-GAAP Measures

Net Operating Income (“NOI”) and Same Store Net Operating Income (“SSNOI”)

The Company uses NOI, which is a non-GAAP financial measure, as a supplemental performance measure. NOI is calculated as property revenues less property-related expenses. The Company believes NOI provides useful information to investors regarding the Company’s financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level and when compared across periods, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition and disposition activity on an unleveraged basis.

The Company also presents NOI information on a same store basis, or SSNOI. The Company defines SSNOI as property revenues less property-related expenses, which exclude straight-line rental income and expenses, lease termination income, management fee expense, fair market value of leases, expense recovery adjustments and provisions for uncollectible amounts and/or recoveries thereof. SSNOI also excludes activity associated with development and major redevelopment and includes assets owned in comparable periods (15 months for quarter comparisons). The SSNOI calculation for the three-month period ended September 30, 2016, also excludes a portfolio of 16 assets sold on October 7, 2016, given the significance of the sale and transaction closing proximity to the quarter end. SSNOI excludes all non-property and corporate level revenue and expenses. Other real estate companies may calculate NOI and SSNOI in a different manner. The Company believes SSNOI provides investors with additional information regarding the operating performances of comparable assets because it excludes certain non-cash and non-comparable items as noted above. SSNOI is frequently used by the real estate industry including securities analysts, investors and other interested parties to evaluate the performance of REITs.

The Company believes that SSNOI is not, and is not intended to be, a presentation in accordance with GAAP. SSNOI information has its limitations as it excludes any capital expenditures associated with the re-leasing of tenant space or as needed to operate the assets. SSNOI does not represent amounts available for dividends, capital replacement or expansion, debt service obligations or other commitments and uncertainties. Management does not use SSNOI as an indicator of the Company’s cash obligations and funding requirements for future commitments, acquisitions or development activities. SSNOI does not represent cash generated from operating activities in accordance with GAAP, and is not necessarily indicative of cash available to fund cash needs. SSNOI should not be considered an alternative to net income (computed in accordance with GAAP) or as an alternative to cash flow as a measure of liquidity. A reconciliation of SSNOI to its most directly comparable GAAP measure of net income (loss) has been provided in the Asset Summary section.

DDR Corp.

Non-GAAP Measures

Other Measures

DDR Pro Rata Share Financial Information

The Company believes that the DDR Pro Rata Share of Select Financial Statement Information presented in the quarterly supplement is not, and is not intended to be, a presentation in accordance with GAAP. DDR Share financial information is frequently used by the real estate industry including securities analysts, investors and other interested parties to evaluate the performance of DDR compared to other REITs. Other real estate companies may calculate such information in a different manner.

DDR does not control the unconsolidated joint ventures and the presentations of land and CIP, other assets, debt and net operating income of the unconsolidated joint ventures do not represent the Company’s legal claim to such items. The Company provides this information because the Company believes it assists investors and analysts in estimating the effective interest in DDR’s unconsolidated joint ventures when read in conjunction with the Company’s reported results under GAAP. The presentation of this information has limitations as an analytical tool. Because of the limitations, this information should not be considered in isolation or as a substitute for the Company’s financial statements as reported under GAAP.

Debt/Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA)

The Company uses the ratio Debt to EBITDA (“Debt/EBITDA”) as it believes it provides a meaningful metric as it relates to the Company’s ability to meet various leverage tests for the corresponding periods.

The Components of Debt/EBITDA include Net Effective Debt divided by adjusted EBITDA (annualized), as opposed to net income determined in accordance with GAAP. Adjusted EBITDA is calculated as net income attributable to common shareholders before interest, income taxes, depreciation and amortization and further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its ongoing performance. Net Effective Debt is calculated as the Company’s consolidated debt outstanding adjusted to remove unamortized loan costs and fair market value adjustments, as well as include cash and restricted cash as of the balance sheet date presented. Such amounts are calculated at the Company’s proportionate share of ownership.

Adjusted EBITDA should not be considered as an alternative to earnings as an indicator of the Company’s financial performance, or an alternative to cash flow from operating activities as a measure of liquidity. The Company’s calculation of adjusted EBITDA may differ from the methodology utilized by other companies. Investors are cautioned that items excluded from EBITDA are significant components in understanding and assessing the Company’s financial condition. A reconciliation of adjusted EBITDA and net effective debt used in the Debt/EBITDA ratio to their most directly comparable GAAP measures of net income (loss) and debt has been provided in the Balance Sheet Summary section.

DDR Corp.

Net (Loss) Income Reconciliation to FFO and Operating FFO

$ in millions

	3Q16	3Q15	9M16	9M15
Net (loss) income attributable to common shareholders	($66.0)	$54.0	$9.5	($182.4)
Depreciation and amortization of real estate investments	93.3	95.1	283.8	293.3
Equity in net loss (income) of joint ventures	1.4	(0.7)	(14.1)	(2.3)
Joint ventures’ FFO	6.6	6.6	19.2	21.1
Non-controlling interests (OP Units)	0.1	0.1	0.2	0.6
Impairment of depreciable real estate assets	104.9	0.0	104.9	179.7
Gain on disposition of depreciable real estate	(20.2)	(41.7)	(48.5)	(78.3)

FFO attributable to common shareholders	120.1	113.4	355.0	231.7

Impairment charges – non-depreciable assets	0.0	0.0	0.0	99.3
Executive separation charges	0.0	0.0	0.0	2.3
Transaction, debt extinguishment, litigation, other, net	0.5	0.1	0.5	1.6
Gain on sale and change in control of interests, net	0.0	0.0	0.0	(7.8)
Tax expense (primarily Puerto Rico restructuring), net	0.0	0.0	(0.3)	4.4
Loss on disposition of non-depreciable real estate, net	0.0	0.0	2.1	0.6

Total non-operating items, net	0.5	0.1	2.3	100.4

Operating FFO attributable to common shareholders	$120.6	$113.5	$357.3	$332.1

ddr
listed NYSE
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3300 ENTERPRISE PARKWAY
BEACHWOOD, OH 44122
P. 216.755.5500
F. 216.755.1500
DDR.COM